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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52814 and 333-71228) pertaining to the 1995 Stock Plan and the 2000 Employee stock purchase plan of Catalytica Energy Systems, Inc. of our report dated October 17, 1999, except for the second paragraph of Note 4 as to which the date is August 28, 2000 relating to the financial statements of GENXON Power Systems, L.L.C.

PRICEWATERHOUSECOOPERS, LLP

San Jose, CA
March 29, 2001